                                LEASE AGREEMENT
                                ---------------



     This Amended and Restated Lease Agreement (the "Lease") is executed as of the 29th day of July, 1986, ("Effective Date"), by and between MARRIOTT CORPORATION, a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Landlord") and MARRIOTT HOTEL SERVICES, INC., a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Tenant").


                             W I T N E S S E T H:


     WHEREAS, Landlord plans to construct and equip a hotel in Hanover, New Jersey, as more fully described in Section 1.01 hereof; and

     WHEREAS, Landlord desires to lease said hotel to Tenant and Tenant desires to lease same from Landlord.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                TABLE OF CONTENTS
                                -----------------
                                                                       Page
                                                                       ----

ARTICLE I - LEASE OF PROPERTY
-----------------------------

        1.01      Granting Clause.....................................   2

ARTICLE II - DEFINITION OF TERMS
--------------------------------

        2.01      Definition of Terms.................................   3
        2.02      Terms Defined in Other Sections.....................  10

ARTICLE III - THE HOTEL
-----------------------

        3.01      Construction........................................  12
        3.02      Ownership of Site and Hotel.........................  12
        3.03      No Covenants or Restrictions........................  13

ARTICLE IV - TERM
-----------------

        4.01      Term................................................  14
        4.02      Landlord's Right to Terminate.......................  15

ARTICLE V - RENTALS
-------------------

        5.01      Annual Rentals During Initial Term and
                    Renewal Terms.....................................  16
        5.02      Accounting and Interim Payment......................  18

ARTICLE VI - PRE-OPENING ACTIVITIES
-----------------------------------

        6.01      Description.........................................  20
        6.02      Pre-Opening Expenses................................  21

ARTICLE VII - WORKING CAPITAL AND FIXED ASSET SUPPLIES
------------------------------------------------------

        7.01      Working Capital and Inventories.....................  22
        7.02      Fixed Asset Supplies................................  22

ARTICLE VIII - MAINTENANCE, REPLACEMENT AND CHANGES
---------------------------------------------------

        8.01      Repairs and Maintenance.............................  24
        8.02      Repairs and Equipment Reserve.......................  24
        8.03      Alterations and Improvements........................  28
        8.04      Liens...............................................  29
        8.05      Ownership of Replacements, Etc. ....................  30

                                                                       Page
                                                                       ----
ARTICLE XI - BOOKKEEPING AND BANK ACCOUNTS
------------------------------------------

         9.01     Books and Records...................................  31
         9.02     Hotel Accounts......................................  32
         9.03     Annual Operating Projection.........................  32
         9.04     Operating Loss; Credit..............................  33

ARTICLE X - TRADEMARK AND TRADENAME
-----------------------------------

        10.01     Marriott Name.......................................  34
        10.02     Fixed Asset Supplies................................  35
        10.03     Breach of Covenant..................................  35

ARTICLE XI - POSSESSION AND USE OF HOTEL
----------------------------------------

        11.01     Quiet Enjoyment.....................................  36
        11.02     Actions for Quiet Occupation........................  36
        11.03     Use.................................................  37
        11.04     Chain Services......................................  38
        11.05     Landlord's Right to Inspect.........................  39

ARTICLE XII - INSURANCE
-----------------------

        12.01     Property Insurance..................................  40
        12.02     Operational Insurance...............................  41
        12.03     Coverage............................................  42
        12.04     Cost and Expense....................................  43
        12.05     Policies and Endorsements...........................  44
        12.06     Insurance Requirements Under First Mortgage.........  45

ARTICLE XIII - TAXES
--------------------

        13.01     Real Estate and Property Taxes......................  46
        13.02     Investment Tax Credit...............................  47

ARTICLE XIV - HOTEL EMPLOYEES
-----------------------------

        14.01     Employees...........................................  48

ARTICLE XV - DAMAGE, CONDEMNATION AND FORCE MAJEURE
---------------------------------------------------

        15.01     Damage and Repair...................................  49
        15.02     Condemnation........................................  50
        15.03     Force Majeure.......................................  53
        15.04     Damage, Condemnation and Force
                     Majeure Under First Mortgage.....................  53

                                                                       Page
                                                                       ----

ARTICLE XVI - DEFAULTS
----------------------

        16.01     Defaults............................................  55
        16.02     Remedies Cumulative.................................  56

ARTICLE XVII - WAIVER, PARTIAL INVALIDITY
-----------------------------------------

        17.01     Waiver..............................................  58
        17.02     Partial Invalidity..................................  58

ARTICLE XVIII - ASSIGNMENT
--------------------------

        18.01     Assignment..........................................  59
        18.02     Subordination.......................................  61
        18.03     Transfer of Hotel to Lender under
                    First Mortgage....................................  62

ARTICLE XIX - SALE OF HOTEL
---------------------------

        19.01     Right of First Refusal..............................  64

ARTICLE XX - ARBITRATION
------------------------

        20.01     Arbitration.........................................  68

ARTICLE XX - MISCELLANEOUS
--------------------------

        21.01     Right to Make Lease.................................  70
        21.02     Consents............................................  70
        21.03     Lessor and Lessee...................................  71
        21.04     Applicable Law......................................  71
        21.05     Recordation.........................................  71
        21.06     Headings............................................  71
        21.07     Certificates........................................  72
        21.08     Notices.............................................  72
        21.09     Entire Agreement....................................  73
        21.10     Termination.........................................  73
        21.11     Brokers.............................................  75
        21.12     Indemnification.....................................  75
        21.13     Confidentiality.....................................  76


Exhibit A - The Site
Exhibit B - Permitted Exceptions

                                LEASE AGREEMENT
                                ---------------

     This Amended and Restated Lease Agreement (The "Lease") is executed as of the 29th day of July, 1986, ("Effective Date"), by and between MARRIOTT CORPORATION, a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Landlord") and MARRIOTT HOTEL SERVICES, INC., a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord plans to construct and equip a hotel in Hanover, New Jersey, as more fully described in Section 1.01 hereof; and

WHEREAS, Landlord desires to lease said hotel to Tenant and Tenant desires to lease same form Landlord.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                               LEASE OF PROPERTY
                               -----------------


     1.01 Granting Clause
          ---------------

     A. In consideration of the rentals, covenants and agreements to be paid, kept and performed hereunder, Landlord, for the term and upon the conditions hereinafter set forth, leases to Tenant and Tenant leases and takes from Landlord that certain parcel of land in Hanover, New Jersey shown on Exhibit "A" hereto (the "Site"), together with the improvements presently located and to be located thereon, and the furniture, furnishings, fixtures and equipment now or hereafter placed thereon (said improvements, plus said furniture, furnishings, fixtures and equipment, shall hereinafter be referred to as the "Hotel").

                               END OF ARTICLE I

                                  ARTICLE II

                              DEFINITION OF TERMS
                              -------------------


     2.01 Definition of Terms
          -------------------

     The following terms when used in this Lease shall have the meanings indicated:

     A. "Accounting Period" shall mean the four (4) week accounting periods
         -----------------
having the same beginning and ending dates as Tenant's four (4) week accounting periods, except that an Accounting period may occasionally contain up to five
(5) weeks when necessary to conform Tenant's accounting system to the calendar.

     B. "Consumer Price Index" means the most recent Consumer Price Index for
         --------------------
All Urban Consumers, New York and Northeast Region, issued and published by the Bureau of Labor Statistics of the United States Department of Labor (1967=100), or, if the aforesaid Consumer Price Index is not at that time so prepared and published or legally available, then based upon a reliable governmental or non--partisan publication, any reasonable substitute or successor index selected by Tenant evaluating changes in the cost of living, appropriately adjusted for changes in the manner in which such index is prepared and/or the year upon which such index is based.

     C. "Debt Service" shall equal, with respect to each Partial Fiscal Year and
         ------------
each Fiscal Year, (i) the amount of principal and interest on the First Mortgage payable during such period, not including any "balloon payments" made with respect thereto, plus (ii) Landlord's reasonable and accountable administrative expenses payable during such period. In the event of a refinancing of the First Mortgage, Debt Service shall be calculated using the interest rate and amortization schedule of such refinancing applied to the lesser of (i) the outstanding principal balance of the loan at the time of the refinancing, or (ii) $36,500,000. In the event Tenant requests (or Landlord requests and Tenant approves) that the Hotel be expanded, Debt Service will include the principal and interest payments payable during such period on the loan approved by Landlord and Tenant for such expansion, not including "balloon payments" made with respect thereto.

     D. "First Mortgage" shall mean that instrument which secures the permanent
         --------------
first-lien financing from the National Bank of Canada for the Hotel in the principal amount of Thirty-six Million Five Hundred Thousand Dollars ($36,500,000). Unless specifically stated to the contrary elsewhere herein, the term "First Mortgage" shall not include renewals, extensions, amendments or refinancings of said instrument.

     E. "Fiscal Year" shall mean the same period as Tenant's Fiscal Year, which
         -----------
now begins at 12:01 a.m. on the first Saturday following the Friday closest to December 31 of each calendar year and shall consist of thirteen (13) Accounting

Periods, thus providing a Fiscal Year of fifty-two (52) weeks, except that when appropriate (every five or six years), a Fiscal Year shall contain fifty-three
(53) weeks. The first full Fiscal Year shall begin on the Saturday following the Friday closest to the first December 31st following the Opening Date. Any period between the Opening Date and the beginning of the first full Fiscal Year of the Initial Term, as well as any period between the last full Fiscal Year and the expiration or termination of the Lease, shall be considered a "Partial Fiscal Year," If Tenant's Fiscal Year is changed in the future, appropriate adjustments in the Lease's accounting and reporting procedures shall be made; provided, however, that no such change or adjustments shall in any way alter the Term of the Lease or in any way reduce or diminish the Rentals due Landlord.

     F. "Fixed Asset Supplies" shall mean supply items included within "Property
         --------------------
and Equipment" under the Uniform System of Accounts (as hereinafter defined) including linen, china, glassware, silver, uniforms, and similar items.

     G. "Gross Revenues" shall mean all revenues and receipts of every kind
         --------------
derived from operating the Hotel and all departments and parts thereof, including, but not limited to, income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from: the rental of rooms, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals;

income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and the proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include: (i) gratuities to Hotel employees; (ii) Federal, state and municipal excise, sales and use taxes or similar impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) the proceeds of casualty and public liability insurance; (iv) condemnation awards; or (v) gross receipts of licensees, sublessees and concessionaires which are not owned by or affiliated with Tenant.

     H. "Inventories" shall mean "Inventories" as defined in the Uniform System
         -----------
of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies, stationery; and other expensed supplies and similar items.

     I. "Opening Date" shall mean July 30, 1986.
         ------------

     J. "Operating Loss" shall mean a negative Operating Profit.
         --------------

     K. "Operating Profit" shall mean for each Fiscal Year (and Partial Fiscal
         ----------------
Year) the excess of Gross Revenues over the following deductions ("Deductions"), as determined under the Uniform System of Accounts except as otherwise specifically provided for herein, to be paid by Tenant in operating the Hotel in the following order:

     1. The cost of sales, salaries, wages, fringe benefits, payroll taxes and other costs related to Hotel employees;

     2. Departmental expenses; administrative and general expenses and the cost of Hotel advertising and business promotion; heat, light, power and all other utility costs; and routine repairs, maintenance and minor alterations under
Section 8.01;

     3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

     4. License fees and taxes, if any, payable by or assessed against Landlord or Tenant related to the Site, the Hotel, to this Lease or to Tenant's operation of the Hotel (exclusive of income, franchise and similar taxes owed by either Landlord or Tenant) but including all ad valorem, personal property and real estate taxes described in Section 13.01, and special public assessments (other than any such taxes or assessments incurred in the course of the construction of the Hotel which shall be paid solely by Landlord) levied against the Hotel during the term of this lease;

     5. Insurance costs and expenses as provided in Article XII;

     6. A reserve for uncollectible accounts receivable as reasonably determined by Tenant;

     7. All costs and fees of independent accountants or other third parties who perform services for the Hotel which are required or permitted hereunder;

     8. The cost and expense of technical consultants and operational experts for specialized services in connection with non-routine Hotel work;

     9. An amount equal to three percent (3%) of Gross Revenues for the Hotel's share of costs and expenses incurred by Tenant or its affiliated companies for services which benefit all Marriott hotels and which are performed by personnel not normally located at the Hotel and are not Chain Services (as defined in Section 11.04). Such services include executive supervision, consulting, planning, and policy making; corporate finance, personnel and employee relations, and corporate legal services; trademark protection; research and development not otherwise allocated among hotels owned, leased or operated by Tenant, Marriott Corporation or their affiliated companies; and the services of Tenant's technical, operational and marketing experts making periodic inspection and consultation visits to the Hotel but not the services of the personnel of the Architecture and Construction Division of Tenant or Marriott Corporation and their affiliated companies providing architectural, technical or procurement services relating to designing and constructing the Hotel;

     10. The Hotel's pro rata share of costs and expenses incurred by Tenant in providing Chain Services (as defined in Section 11.04);

     11. Repairs and Equipment Reserve contributions in accordance with Section 8.02;

     12. Such other costs and expenses as are specifically provided for elsewhere in this Lease or are otherwise reasonably necessary for the proper and efficient operation of the Hotel.

     Specifically excluded from the Deductions (and to be paid solely by Landlord) are all payments on loans (including, but not limited to, the First Mortgage and debt owed to the Marriott Corporation and its Affiliates), incurred with respect to the purchase of the Site and/or the construction, furnishing and equipping of the Hotel.

     Depreciation shall be excluded from the computation of Operating Profit.

     L. "Owner's Priority" shall mean (i) One Hundred Thirty Thousand Seven
         ----------------
Hundred Dollars ($130,700) for the initial Partial Fiscal Year, (ii) Three Hundred Forty Thousand Seven Hundred Dollars ($340,700) for the first full Fiscal Year, (iii) Five Hundred Twenty-nine Thousand Seven Hundred Dollars ($529,700) for the second full Fiscal Year, (iv) Seven Hundred Eighteen Thousand Seven Hundred Dollars ($718,700) for the third full Fiscal Year, and (v) Eight Hundred Forty Thousand Dollars ($840,000) for the fourth full Fiscal Year and each Fiscal Year thereafter.

     M. "Termination" shall mean the expiration or sooner cessation of this
         -----------
Lease.

     N. "Uniform System of Accounts" shall mean the Uniform System of Accounts
         --------------------------
for Hotels, Seventh Revised Edition, 1977, as published by the Hotel Association of New York City, Inc.

     O. "Working Capital" shall mean funds which are reasonably necessary for
         ---------------
the day-to-day operation of the Hotel's business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.


     2.02 Terms Defined in Other Sections
          -------------------------------

     As used in this Agreement, the following terms have the meanings specified in the Sections listed below:

     A. "Additional Rental" - Section 5.01 E.
         -----------------

     B. "Adjusted Rental" - Section 5.01 D.
         ---------------

     C. "Annual Operating Projection" - Section 9.03.
         ---------------------------

     D. "Annual Rental" - Section 5.01 A.
         -------------

     E. "Basic Rental" - Section 5.01 C.
         ------------

     F. "Building Estimate" - Section 8.03.
         -----------------

     G. "Chain Services" - Section 11.04.
         --------------

     H. "Deductions" - Section 2.01 K.
         ----------

     I. "Effective Date" - Preamble.
         --------------

     J. "FF&E" - Section 8.02 A 1.
         ----

K.      "FF&E Estimate" - Section 8.02 D.
         -------------

L.      "Hotel" - Section 1.01.
         -----

M.      "Initial Term" - Section 4.01 A.
         ------------

N.      "ITC" - Section 13.02.
         ---

0.      "Landlord" - Preamble.
         --------

P.      "Lease" - Preamble.
         -----

Q.      "Minimum Rental" - Section 5.01 B.
         --------------

R.      "Partial Fiscal Year" - Section 2.01 E.
         -------------------

S.      "Pre-Opening Estimate" - Section 6.02.
         --------------------

T.      "Pre-Opening Expenses" - Section 6.02.
         --------------------

U.      "Renewal Terms" - Section 4.01 B.
         -------------

V.      "Repairs and Equipment Reserve" - Section 8.02 A.
         -----------------------------

W.      "Reserve" - Section 8.02 A.
         -------

X.      "Site" - Section 1.01.
         ----

Y.      "Tenant" - Preamble.
         ------

                               END OF ARTICLE II

                                  ARTICLE III

                                   THE HOTEL
                                   ---------


     3.01 Construction
          ------------

     Landlord shall, at its sole cost and expense, complete the Hotel, fully equipped, on the Site.


     3.02 Ownership of Site and Hotel
          ---------------------------

     A. Landlord covenants that it holds fee title to the Site and that it will have, keep and maintain good and marketable fee title interest therein free and clear of any and all liens, encumbrances or other charges except for (i) the First Mortgage and any refinancing thereof (or subordinated mortgages if Landlord so elects and if such subordinated mortgages are permitted under the First Mortgage or any refinancing), or (ii) other permitted exceptions as set forth on Exhibit B or elsewhere in the Lease, or (iii) liens, encumbrances or other charges resulting from the acts of Tenant. Notwithstanding the foregoing, Landlord (except if (i) the holder of the First Mortgage is landlord under this Agreement, or (ii) the First Mortgage has been foreclosed upon and a subsequent purchaser at a foreclosure sale is landlord under this Agreement) specifically covenants that, it will keep and maintain title free and clear of any and all mortgages, deeds of trust or similar security instruments unless such documentation contains a provision reasonably acceptable to counsel for Tenant that the Lease will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such mortgage, deed of trust or security instrument.

     B. Provided Tenant is not in monetary default under the terms and conditions of the Lease, Landlord shall pay and discharge, at or prior to the due date, any and all installments of principal and interest due and payable upon the First Mortgage, other financing or refinancing, and other obligations listed as specified exclusions from the computation of Operating Profit pursuant to Section 2.01 K hereof and shall indemnify Tenant from and against all claims, litigation and damages arising from the failure to make such payments as and when required.


     3.03 No Covenants or Restrictions
          ----------------------------

     Landlord warrants that after the Opening Date the Hotel will not be encumbered by any covenants or restrictions which would adversely affect the operation of the Hotel as a first-class hotel. Landlord agrees upon request by Tenant to sign promptly, and without charge, applications for licenses, permits or other similar instruments necessary for the operation of the Hotel.

                              END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ----


     4.01 Term
          ----

     A. The initial term ("Initial Term") of this Lease shall commence on the Opening Date, and unless sooner terminated as herein provided, shall continue for twenty-five (25) Fiscal Years beginning with the first Fiscal Year which occurs after the Opening Date.

     B. The term thereafter shall be renewed by Tenant automatically (on the same terms and conditions contained herein) for each of five (5) successive periods of ten (10) Fiscal Years ("Renewal Terms") unless Tenant exercises its option to terminate the Lease by giving Landlord written notice to that effect not less than twenty-four (24) months prior to the expiration of the then current term. Notwithstanding the foregoing, if Tenant provides such notice during such twenty-four (24) month period (and before the expiration of the then current term), the termination shall be effective on a date which is twenty-four (24) months after the giving of such notice. Tenant's renewal shall be effective if and only if Tenant is not in default under the terms and conditions of the Lease at the time of commencement of such Renewal Term.

     4.02 Landlord's Right to Terminate
          -----------------------------

     A. Landlord shall have the option to terminate this Lease if in any two of three consecutive Fiscal Years beginning with any Fiscal Year after the conclusion of the fifth (5th) Fiscal Year there is an Operating Loss. Landlord's option to terminate for the reason described in this Section shall be exercised by written notice served upon Tenant in accordance with Section 21.08 within sixty (60) days following receipt of the annual statement as set forth in
Section 9.01 for the second Fiscal Year in which there is an Operating Loss in accordance with the foregoing.

     B. Notwithstanding the provisions of Section 4.02 A above, Tenant shall have the right to avoid Termination by advancing to Landlord, within thirty (30) days after receipt of the notice of Landlord's exercise of its option to terminate, an amount as additional rental equal to the Operating Losses during such two Fiscal Years. Upon making such payment, the exercise of Landlord's options under Section 4.02 A shall be deemed null and void for the applicable period to which such option relates, and this Lease shall continue in full force and effect. Any amounts so paid by Tenant under this Section 4.02 B shall be Additional Rental and recovered in the same manner as set forth in Section 5.01 E for additional rental.

                               END OF ARTICLE IV

                                   ARTICLE V

                                    RENTALS
                                    -------


     5.01 Annual Rentals During Initial Term and Renewal Terms
          ----------------------------------------------------

     A. Tenant, in consideration of this Lease, covenants and agrees to pay to Landlord, in lawful money of the United States, during the Initial Term and any Renewal Terms of this Lease, the annual rental ("Annual Rental") determined in accordance with this Section 5.01 plus the sum of the deposits to the Repairs and Equipment Reserve in accordance with Article VIII (and taxes paid in accordance with Article XIII). The Annual Rental in any given Fiscal Year shall equal the greatest of (i) the "Minimum Rental," or (ii) the "Basic Rental," or
(iii) the "Adjusted Rental," as said terms are defined below. The Annual Rental shall be paid to Landlord in the manner and time set forth in Section 5.02. The rental hereunder shall commence as of the Opening Date; no rental shall be paid for the period from the Effective Date to the Opening Date.

     B. The minimum rental ("Minimum Rental") shall equal One Hundred Thousand Dollars ($100,000) per Fiscal Year.

     C. The basic rental ("Basic Rental") under this Lease shall equal (subject to subsection E) eighty percent (80%) of Operating Profit with respect to each Fiscal Year (and Partial Fiscal Year) during the Initial Term and any Renewal Terms; provided, however, in the event Landlord refinances the First

Mortgage (or elects to obtain a second mortgage in lieu of such refinancing) and the principal amount of the loan secured by such new first mortgage (or First Mortgage and second mortgage) is not used for and exceeds the outstanding principal balance of the First Mortgage by (i) Four Million Four Hundred Twenty-one Thousand Dollars ($4,421,000), and (ii) the reasonable costs of the transaction, and (iii) any loans made by Marriott Corporation or an affiliate of Marriott Corporation or any other party with respect to the Hotel after funds from the refinancing (or second mortgage) are used to pay off the outstanding balance, if any, on any such loans, the Basic Rental shall be reduced from eighty percent (80%) to seventy-five percent (75%) of Operating Profit.

     D. The adjusted rental ("Adjusted Rental") under this Lease shall equal, with respect to each Fiscal Year (and Partial Fiscal Year) during the Initial Term and any Renewal Terms, Debt Service plus the greater of (i) Owner's Priority, or (ii) for each Fiscal Year through Fiscal Year 1991, fifty percent (50%) of the amount by which Operating Profit exceeds Debt Service. In no event shall the Adjusted Rental in any given Fiscal Year (and Partial Fiscal Year) exceed one hundred percent (100%) of Operating Profit for such period.

     E. Tenant shall maintain a record of the amount by which Annual Rental exceeds Basic Rental in each and every Fiscal Year, plus the cumulative amount of rental paid pursuant to Section 4.02 B ("Additional Rental"). If, in any given Fiscal

Year the Basic Rental exceeds the Adjusted Rental, Annual Rental for such Fiscal Year shall equal Basic Rental minus the lower of (i) the amount of Additional Rental then outstanding, or (ii) fifty percent (50%) of such excess, reduced (but not below zero) by any outstanding balance on any loan made by Marriott Corporation or any affiliate of Marriott Corporation to any landlord hereunder with respect to the Hotel, excluding the Deferred Purchase Debt. The cumulative total of the then existing Additional Rental shall be reduced by the lower of the two factors listed in the preceding sentence. If there is no Additional Rental outstanding, there will be no adjustment pursuant to this subsection E.

     5.02 Accounting and Interim Payment
          ------------------------------

     A. Within twenty (20) days after the close of each Accounting Period after the Effective Date, Tenant shall submit an interim accounting to Landlord showing Gross Revenues and Deductions, Operating Profit and other information necessary in determining the rental hereunder. Tenant shall transfer with each accounting any interim amounts due Landlord pursuant to Section 5.02. Minimum Rental for any Partial Fiscal Year shall be prorated.

     B. Calculations of Operating Profit and of rental due hereunder made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within ninety (90) days after the close of each Fiscal Year, Tenant shall submit an accounting, as more fully described in Section 9.01, for such Fiscal Year to Landlord, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made promptly by the parties. No adjustment shall be made for any given Fiscal Year for any Operating Loss in a preceding or subsequent Fiscal Year.

                               END OF ARTICLE V

                                  ARTICLE VI

                            PRE-OPENING ACTIVITIES
                            ----------------------


     6.01 Description
          -----------

     It is recognized that certain activities must be undertaken in order to assure that the Hotel can function in an appropriate and orderly manner on the Opening Date and through the end of the first Fiscal Year. Accordingly, Tenant has or shall:

     A. Recruit, train and employ the staff required for the Hotel;

     B. Negotiate subleases and/or concession contracts for stores, office space and lobby space within the Hotel;

     C. Undertake pre-opening promotion and advertising, including opening celebrations and related activities;

     D. Test the operations of the Hotel and implement any modifications thereof if necessary;

     E. Provide, for a period to end not later than sixty (60) days from the Opening Date, a task force of experts and personnel to supervise and assist with pre-opening and opening operations;

     F. Apply for, and use its best efforts to obtain, the licenses and permits required for the operation of the Hotel as contemplated by this Lease;

     G. In general, render such other miscellaneous services incidental to the preparation and organization of the Hotel's operations as may be required for the Hotel to be adequately staffed and capable of operating on the Opening Date, including development and implementation of marketing and sales programs, accounting and budgeting controls and similar operational items.



     6.02  Pre-Opening Expenses
           --------------------

     The expenses relating to much activities ("Pre-Opening Expenses ") shall include, but not be limited to: salaries and wages (including those of personnel of Tenant and its affiliated companies); costs of interim office space; professional fees; telephone expenses; staff hiring and training costs; travel and moving expenses; costs of entertainment and opening celebrations including food, beverages and the room accounts of invitees; the cost of heat, light, power and clean-up expenses not chargeable to the cost of the project; advertising, public relations and promotional expenses; employee benefits and meals prior to the Opening Date; classified advertising, agency fees, recruitment costs and other associated miscellaneous expenses. Tenant has prepared and submitted an estimate (the "Pre-Opening Estimate") of the Pre-Opening Expenses to Landlord, which Landlord has approved. Any Pre-Opening Expenses in excess of the Pre-Opening Estimate reasonably incurred by Tenant shall be borne by Landlord.

                                END OF ARTICLE VI

                                   ARTICLE VII

                    WORKING CAPITAL AND FIXED ASSET SUPPLIES
                    ----------------------------------------


     7.01  Working Capital and Inventories
           -------------------------------

     Tenant shall provide the funds to initially supply the Hotel with the amount of Working Capital and Inventories which Tenant determines, in its reasonable business judgment, to be needed for the operation of the Hotel, presently estimated to be Six Hundred Forty Thousand Dollars ($640,000) for Working Capital (and Inventories). During the term hereof, Tenant shall maintain Working Capital at levels which it reasonably believes to be necessary for the operational requirements of the Hotel. All replacements to Inventories shall be funded from Gross Revenues and shall constitute a Deduction from Gross Revenues in determining Operating Profit. The Working Capital and Inventories of the Hotel shall be the property of Tenant during the term of this Lease and upon Termination.



     7.02  Fixed Asset Supplies
           --------------------

     Landlord shall provide the funds necessary to initially supply the Hotel with the necessary quantity and quality of Fixed Asset Supplies, as determined by Tenant in its reasonable business judgment. The cost of Fixed Asset Supplies expended during the Hotel's operation shall constitute a Deduction from Gross Revenues in determining

Operating Profit. All replacements of Fixed Asset Supplies shall be funded from Gross Revenues and shall remain the property of Landlord. Upon Termination, Tenant shall be obligated to deliver to Landlord such Fixed Asset Supplies as are equal in quantity and comparable in quality to those initially provided by Landlord, subject to the provisions of Section 10.02.

                               END OF ARTICLE VII

                                  ARTICLE VIII

                     MAINTENANCE, REPLACEMENT AND CHANGES
                     ------------------------------------


     8.01  Repairs and Maintenance
           -----------------------

     Tenant shall maintain the Hotel as a first-class hotel, in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such maintenance and routine repairs, replacements and minor alterations as shall be necessary for such purposes. The cost of such routine repairs, minor alterations and similar items that are expensed under generally accepted accounting practices, other than those to be paid from the "Repairs and Equipment Reserve", shall be paid from Gross Revenues and treated as Deductions in computing Operating Profit.



     8.02  Repairs and Equipment Reserve
           -----------------------------

     A. Tenant shall, on behalf of Landlord, establish an escrow account ("Repairs and Equipment Reserve" or the "Reserve") in a bank selected by Tenant, subject to Landlord's approval, which shall be funded as set forth in subsection B hereof, to cover the cost of:

           1. Replacements and renewals to the furniture, furnishings, fixtures and equipment ("FF&E") of the Hotel; and

           2. Certain non-routine repairs and maintenance to the Hotel building which are normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to the Hotel building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are Landlord's sole responsibility under Section 9.03.

     B. For the first Fiscal Year after the Opening Date, Tenant shall, on behalf of Landlord, deposit in the Reserve an amount equal to one percent (1%) of Gross Revenues; for the second Fiscal Year after the Opening Date, Tenant shall so transfer to the Reserve an amount equal to two percent (2%) of Gross Revenues; for the third through the fifth Fiscal Years after the opening Date, Tenant shall so transfer to the Reserve an amount equal to three percent (3%) of Gross Revenues for each such Fiscal Year; for the sixth through tenth Fiscal Years after the Opening Date, Tenant shall so transfer to the Reserve an amount equal to four percent (4%) of Gross Revenues for each such Fiscal Year; commencing with the eleventh Fiscal Year after the Opening Date and for all Fiscal Years thereafter, subject to the provisions of subsection F, below, Tenant shall so transfer to the Reserve an amount equal to five percent (5%) of Gross Revenues for each such Fiscal Year. All such transfers shall take place with respect to each Accounting Period, on a pro rata basis, as set forth in Section 5.02 A, and shall be accounted for cumulatively and adjusted at the close of each Fiscal Year. Any amount remaining in the Repairs and Equipment Reserve upon Termination shall be paid to Landlord. For the purposes of this Lease, funds deposited into the Repairs and Equipment Reserve shall be additional rental to Landlord.

     C. Any proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be credited to the Repairs and Equipment Reserve. Any interest paid upon such account shall also be credited to the Reserve. The amount that would otherwise be transferred to the Reserve in any given Fiscal Year shall be reduced by amounts so credited under this subsection C.

     D. Each Fiscal Year Tenant shall prepare an estimate (the "FF&E Estimate") of the expenditures necessary for the replacement of FF&E, as well as the non-routine repairs and maintenance described in Section 8.02 A 2, during the next Fiscal Year and shall submit such FF&E Estimate to Landlord at the same time as it submits the Annual Operating Projection described in Section 9.03.

     E. Tenant shall from time to time make such substitutions and replacements of or renewals to FF&E, as well as the non-routine repairs and maintenance described in Section 8.02 A 2, as it deems necessary up to the balance in the Repairs and Equipment Reserve. No expenditures will be made from the Reserve other than in accordance with the preceding sentence.

To the extent reasonably feasible Tenant will follow the FF&E Estimate for such Fiscal Year in making such expenditures. No expenditures will be made in excess of the balance in the Reserve without the approval of Landlord. At the end of each Fiscal Year, any amounts remaining in the Reserve shall be carried forward to the next Fiscal Year.

     F. The annual percentages of Gross Revenues to be placed in the Repairs and Equipment Reserve as set forth in Section 8.02 B are estimates based upon Tenant's prior experience with new properties. If, in good faith, Tenant feels at any time during the term of this Lease that such percentages have become excessive given the needs of the Hotel, such percentages will be reduced to such amounts as Tenant deems reasonably necessary for the proper operation of the Hotel. On the other hand, as the Hotel ages, these percentages may not be sufficient to maintain the Hotel as a first-class hotel and, therefore, if, in any given Fiscal Year, the FF&E Estimate prepared in good faith by Tenant exceeds available funds in the Repairs and Equipment Reserve, Landlord will either:

         1. Agree to increase the annual percentages of Gross Revenues contributed to the Reserve to provide the additional funds required, or

         2. Obtain financing for the additional funds required; in such event, the principal and interest payments (which shall be on a commercially reasonable amortization basis) with respect to such financing will be treated as Deductions in computing Operating Profit.

     A failure or refusal by Landlord to agree to either 1 or 2 above within a sixty (60) day period after Tenant's request therefor shall entitle Tenant to terminate this Lease upon six (6) months' written notice.



     8.03  Alterations and Improvements
           ----------------------------

     Tenant will prepare in good faith an annual estimate of major expenditures for building alterations, improvements, renewa1s and replacements necessary to maintain and operate the Hotel as a first--class hotel facility ("Building Estimate") other than those to be paid from the Reserve, and shall submit the estimate to Landlord for approval at the same time the Annual Operating Projection is submitted. Tenant will not make any expenditures for such purposes that have not been approved by Landlord or which would result in insufficient funds to pay Debt Service under the First Mortgage, provided that if major changes, repairs, additions, alterations and improvements to the Hotel are required by reason of any law, ordinance, regulation or order of a competent government authority, or are otherwise required for the continued safe and orderly operation of the Hotel, Tenant shall immediately give Landlord notice thereof and shall be authorized to take appropriate remedial action without approval in cases of emergency if Landlord does not act.

Except during the term of the First Mortgage, if Landlord does not approve the Building Estimate as in good faith recommended by Tenant within sixty (60) days after it has been submitted and it is Tenant's reasonable business judgment that the failure to implement the Building Estimate will adversely affect the position of the Hotel within its geographical market or as a member of the Marriott chain of hotels, then Tenant shall have the right at its option to terminate this Lease upon six (6) months' prior written notice. The cost of all such alterations, improvements, renewals and replacements shall be borne solely by Landlord.



        Notwithstanding any other provision of this Section 8.03, if Landlord, in good faith, estimates that the Operating Profit shown in Annual Operating Projection, plus funds from other sources available to Landlord, are insufficient to fund major expenditures after payment of Debt Service on the First Mortgage, then Landlord shall not be required to approve the Building Estimate and the Tenant may not terminate the Lease.



     8.04  Liens
           -----

     Tenant and Landlord agree that the party obligated to cause or pay for any maintenance, repair, replacements, alterations or improvements in or to the Hotel shall not permit any liens to be filed against the Hotel which arise from such activities. Tenant and Landlord shall cooperate fully in obtaining the release of any liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be a proper Deduction from Gross Revenues (unless the work with respect to which the lien was filed is within the scope of Section 8.03, in which case Landlord will bear such cost). If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.



     8.05  Ownership of Replacements, Etc.
           ------------------------------

     All replacements, additions, substitutions and improvements made pursuant to this Article VIII, together with the funds periodically placed in the Reserve, shall be the property of Landlord.

                               END OF ARTICLE VIII

                                   ARTICLE IX

                          BOOKKEEPING AND BANK ACCOUNTS
                          -----------------------------


     9.01  Books and Records
           -----------------

     Books of control and account shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Lease. Landlord and its agents and representatives (or the holder of the First Mortgage) shall have the right, at reasonable intervals during Tenant's normal business hours, to examine such records and to make copies thereof, at Landlord's expense. Within ninety (90) days following the close of each Fiscal Year, Tenant shall furnish Landlord a statement in reasonable detail summarizing the Hotel operations for such Fiscal Year and a certificate of Tenant's chief accounting officer certifying that such year-end statement is true and correct. Landlord shall have ninety (90) days after receipt to audit, examine, or review said statement. If Landlord raises no objections within said ninety (90) day period (unless Landlord determines that it wishes to have such statement audited, in which case the aforesaid period of time shall be extended for a reasonable period until the completion of said audit), the statement shall be deemed to have been accepted by Landlord and Tenant as true and correct and neither Landlord nor Tenant shall have any further right to question its accuracy. Notwithstanding the above, Tenant shall furnish Landlord with sufficient financial information to permit Landlord to comply with the terms of the First Mortgage pertaining to financial statements required thereunder.



     9.02  Hotel Accounts
           --------------

     All funds derived from the operation of the Hotel, or placed in escrow accounts in connection with said operation, shall be deposited by Tenant in Hotel bank accounts in a national or state banking institution selected by Tenant, but subject to Landlord's approval. Withdrawals from said accounts shall be made by representatives of Tenant whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Hotel.



     9.03  Annual Operating Projection
           ---------------------------

     Tenant shall submit to Landlord for its review thirty (30) days prior to the beginning of each Fiscal Year after the Opening Date an "Annual Operating Projection" which shall set forth Tenant's good faith estimate of Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotel, taking into account the Hotel's market area and the integration of the Hotel into the Marriott hotel system. Tenant will use its best efforts and all due diligence to operate the Hotel within the Annual Operating Projection. It is understood, however, that the

Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual operating Projection impracticable, and Tenant shall be entitled to depart therefrom due to causes of the foregoing nature.


     9.04  Operating Loss; Credit
           ----------------------

     A. Any Operating Loss during the term of this Lease shall be funded solely by Tenant, without reimbursement, adjustment or other accounting by Landlord.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                                END OF ARTICLE IX

                                    ARTICLE X

                            TRADEMARK AND TRADE NAME
                            ------------------------


     10.01 Marriott Name
           -------------

     A. During the term of this Lease, the Hotel shall be known as a Marriott Hotel, with additional identification as may be necessary to provide local identification. If the name of the Marriott hotel system is changed, Tenant shall have the right to change the name of the Hotel to conform thereto. The name "Marriott" when used alone or in connection with another word or words and the Marriott trademarks, service marks, trade names, logos, symbols and designs shall in all events remain the exclusive property of Marriott Corporation, and nothing contained herein shall confer on Landlord the right to use such name, trademarks, service marks, trade names, logos, symbols or designs other than in strict accordance with the terms of this Lease. Except as provided in Section 10.02, upon Termination, any use of or right to use said name, trademarks, service marks, trade names, logos, symbols or designs by Landlord shall cease forthwith and Tenant shall have the right (at Tenant's sole cost and expense) to promptly remove from the Hotel any signs or similar items which contain the Marriott name, trademarks, service marks, trade names logos, symbols or designs.

     B. Included under the terms of this Article are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Hotel, including but not limited to restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name. All use of such marks by Landlord under this Lease inures to the benefit of Tenant whether or not the marks are registered and regardless of the source of the mark.



     10.02 Fixed Asset Supplies
           --------------------

     Upon Termination, Tenant shall purchase, at their book value, any items of the Hotel's Fixed Asset Supplies as may be marked with the Marriott name or any Marriott trademark, trade name, service mark, symbol, logo or design.



     10.03 Breach of Covenant
           ------------------

     Tenant and/or its affiliated companies shall be entitled, in case of any breach of the covenants of Article X by Landlord or others claiming through it, to injunctive relief and to any other right or remedy available at law. The provisions of Article X shall survive Termination.

                                END OF ARTICLE X

                                   ARTICLE XI

                           POSSESSION AND USE OF HOTEL
                           ---------------------------


     11.01 Quiet Enjoyment
           ---------------

     Landlord covenants that so long as Tenant is not in default under this Lease and so long as Tenant is not responsible for lack of free and quiet occupation, Tenant shall quietly hold, occupy and enjoy the Hotel throughout the term hereof free from hindrance, ejection or molestation by Landlord or other party claiming under, through or by right of Landlord. Landlord agrees to make any payments and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation.



     11.02 Actions for Quiet Occupation
           ----------------------------
     Notwithstanding the foregoing, nothing herein shall prevent Landlord from delaying any payment, provided Landlord is prosecuting all appropriate actions in good faith and provided that no action on the part of Landlord in any such prosecution shall create a possibility of foreclosure or any divesting of the Hotel or the termination of the Lease, or incur or create any civil or criminal liability on the part of Tenant. For the purpose of the preceding sentence, Tenant agrees that the filing of an appropriate bond in accordance with applicable law shall be sufficient action on the part of Landlord to prevent the possibility of foreclosure should

Landlord elect to delay any such payment and prosecute any such action in good faith.

     11.03 Use
           ---

     A. Tenant shall use the Hotel solely for the operation of a hotel with first-class standards and for all activities in connection therewith which are customary and usual to such an operation. Tenant, in any event, shall comply with and abide by all applicable laws, regulations, ordinances, orders, standards and requirements, shall operate and maintain the Hotel in an efficient manner and in accordance with the terms of the First Mortgage and shall use its reasonable best efforts to apply sound administrative, accounting, budgeting, operational, sales, advertising, personnel and purchasing policies and practices. Tenant shall obtain, either in its own name or on behalf of the Landlord, any and all licenses or permits necessary for the operation of the Hotel as a first class hotel facility.



     B. Tenant shall have the option to terminate this Lease at any time upon seventy-five (75) days' written notice to Landlord in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any material license or permit required for operation of the Hotel as a first class facility, including but not limited to occupancy permits; provided (i) such withdrawal or revocation is not the result of any action or inaction of Tenant, but is due to circumstances beyond Tenant's reasonable control; and (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted, and every reasonable effort has been made by Tenant to obtain a substitute license or permit which would allow for the continued operation of the Hotel as a first-class facility.



     11.04 Chain Services
           --------------

     Tenant shall cause to be furnished to the Hotel certain services ("Chain Services") which are furnished generally on a central or regional basis to other hotels in the Marriott chain and which benefit each hotel as a participant in the Marriott chain, Chain Services shall include (i) national sales office services, central training services, manpower development and management personnel relocation, central advertising and promotion (including direct and image media and advertising administration), the Marriott national reservation system and the Marriott computer payroll and accounting services, and (ii) such additional central or regional services as may from time to time be furnished for the benefit of the hotels in the Marriott chain or in substitution for services now performed at individual, hotels which may be more efficiently performed on a group basis. Costs and expenses incurred in the providing of such services shall be allocated on a fair and equitable basis among all Marriott hotels in the United States receiving the same.

     11.05 Landlord's Right to Inspect
           ---------------------------

     Landlord or its agents shall have access to the Hotel at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Hotel, showing the Hotel to prospective purchasers or mortgagees, or for inspection purposes.

                                END OF ARTICLE XI

                                   ARTICLE XII

                                    INSURANCE
                                    ---------


     12.01 Property Insurance
           ------------------

     A. Tenant shall, commencing with the Opening Date and during the term of this Lease, procure and maintain, with insurance companies of recognized responsibility, such property insurance as shall be recommended by Tenant and approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned) provided that the following minimum coverage (which shall be increased if required by any of the lending institutions providing financing for the Hotel) shall be obtained in any event:

     1. Insurance on the Hotel (including contents) against loss or damage by fire, lightning and all other risks covered by the usual standard extended coverage endorsement, with such deductible limits as are used at other hotels Tenant leases or manages in the United States, and with coverage in the amount of not less than ninety percent (90%) of the replacement cost thereof;

     2. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers installed in the Hotel;

     3. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrences covered by the insurance referred to in subparagraphs 1 and 2 above, for a period of nine months and otherwise of a type and in amounts generally prevailing at other hotels leased or managed by Tenant in the United States.

     B. All policies of insurance required under Section 12.02 A shall be carried in the name of Landlord, Tenant, and holder of the First Mortgage, and any other mortgagee designated by Landlord, and losses thereunder shall be payable to the parties as their respective interests may appear.

     C. Any mortgage on the Hotel shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 12.01 shall be available for repair and restoration of the Hotel, except that, with respect to any first Mortgage, in the event the Hotel is substantially destroyed, proceeds may at the option of the holder be applied to repayment of the debt.


     12.02 Operational Insurance
           ---------------------

     Tenant shall, commencing with the Opening Date and during the term of this Lease, procure and maintain, with insurance companies of recognized responsibility, such operational insurance as shall be recommended by Tenant and approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), provided that the following minimum coverage (which shall be increased if required by any of the lending institutions providing financing for the Hotel) shall be obtained in any event:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all Tenant's employees at the Hotel, with such deductible limits and self-insured retentions as are used at other hotels Tenant leases or manages in the United States.

     B. Fidelity bonds, with reasonable limits to be determined by Tenant, covering its employees in job classifications normally bonded in other hotels in the Marriott chain or otherwise required by law, and comprehensive crime insurance to the extent that Tenant and Landlord mutually agree it is necessary for the Hotel.

     C. Comprehensive general public liability and automobile insurance against claims for death, bodily injury, or property damage occurring on, in or about the Hotel, with a combined single limit of not less than Ten Million Dollars ($10,000,000) for each occurrence, with such deductible limits and self-insured retentions as are used at other hotels Tenant leases or manages in the United States.

     D. Such other insurance as Tenant in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with its performance under this Lease.


     12.03 Coverage
           --------
     All insurance described in Sections 12.01 and 12.02 may be obtained by Tenant by endorsement or equivalent means under

Marriott Corporation's blanket insurance policies, provided that such blanket policies fulfill the requirements specified herein. Deductible limits and self-insured retentions shall be as provided in the blanket policies covering the hotels leased or managed by Marriott Corporation or an affiliate of Marriott Corporation under the Marriott name in the United States. In addition, Marriott Corporation, on behalf of Tenant, may (if it has legally qualified to do so) self-insure or otherwise retain such risks or portions thereof as it does with respect to other hotels owned, operated or managed under the Marriott name in the United States and in accordance with the coverage specified in this Lease. Tenant shall indemnify, hold harmless and defend Landlord against all claims, losses, damages and other expenses against, or incurred by, Landlord as to which such self-insurance is applicable, except with respect to the self-insured retentions referred to above.



     12.04 Cost and Expense
           ----------------
     A. Insurance premiums and any costs or expenses with respect to the insurance described in Article XII shall be paid by Tenant and shall be Deductions in determining Operating Profit. Premiums on policies for more than one (1) year shall be charged pro rata against Gross Revenues over the period of the policies. The expenses incurred in maintaining Tenant's self-insurance program shall be charged on an equitable basis to the hotels participating in such programs.

Any reserves, losses, costs, damages or expenses which are uninsured, or fall within deductible limits or self-insured retentions, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, an escrow fund in an amount acceptable to Tenant shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Landlord) to cover the amount of any deductible limits or self-insured retentions and all other costs which will eventually have to be paid by either Landlord or Tenant with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Lease for insured risks. As claims are settled, funds from the escrow account will be released, as appropriate.



     12.05 Policies and Endorsements
           -------------------------

     A.  All insurance policies provided for under Section 12.01 and Section
12.02 C shall name Tenant, Landlord, the holder of the First Mortgage, and any other mortgagee designated by Landlord as additional insureds (all such mortgagees shall be named under the standard mortgagee clause applicable in the jurisdiction in which the Hotel is located). The party obligated to procure such insurance shall deliver to the other party certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

     B.  All insurance policies provided for under Section 12.01 and Section
12.02 shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty
(30) days' prior written notice to Landlord, Tenant, the holder of the First Mortgage, and any other mortgagee designated by Landlord.



     12.06 Insurance Requirements Under First Mortgage
           -------------------------------------------
     Notwithstanding any other provision of this Article XII, insurance requirements contained in the First Mortgage (for so long as the First Mortgage remains in place or the holder of the First Mortgage is landlord under this Agreement) shall take precedence over this Article XII.

                               END OF ARTICLE XII

                                  ARTICLE XIII

                                     TAXES
                                     -----


     13.01 Real Estate and Property Taxes
           ------------------------------

     All real estate and ad valorem property taxes, assessments and similar charges on or relating to the Site, the interest of Landlord in the Site, the Hotel or this Lease during the term of this Lease shall be paid by Tenant and shall be considered a Deduction from Gross Revenues in arriving at Operating Profit before any fine, penalty, or interest is added thereto or lien placed upon the Site, the interest of Landlord in the Site, the Hotel or this Lease, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Tenant shall, within the earlier of thirty (30) days of payment or three (3) days following written demand by Landlord, furnish Landlord with copies of official tax bills and evidence of payment or contest thereof. For the purpose of this Lease, any such taxes paid in accordance with the foregoing shall be additional rental to Landlord. Notwithstanding the foregoing, Landlord shall pay and have sole responsibility for all real estate and ad valorem property taxes, assessments, "hook-up charges" and other charges incurred during the period prior to the Opening Date or specifically imposed with respect to the construction of the Hotel.

     13.02 Investment Tax Credit
           ---------------------

     Tenant shall be entitled to claim the investment tax credit (the "ITC") allowed by Section 38 of the Internal Revenue Code of 1954, as amended, or any similar benefit provided in the future, under federal or state taxation statutes, in respect of all property on the Hotel premises on the Opening Date, or added in the future, as to which such credit is applicable. Landlord agrees to execute such documents, including a "Lessor's Election Statement," to cooperate with Tenant in taking such action as may be necessary or appropriate to enable Tenant to fully utilize the benefits of the ITC, and to take no action which is inconsistent with Tenant's right to claim the ITC.

                              END OF ARTICLE XIII

                                   ARTICLE XIV

                                 HOTEL EMPLOYEES
                                 ---------------


     14.01 Employees
           ---------

     All Hotel personnel shall at all times during the term of this Lease be the employees of Tenant or affiliates of Tenant.

     A. Tenant shall have absolute discretion to hire, promote, supervise, direct and train all employees at the Hotel, to fix their terms of compensation and, generally, establish and maintain all policies relating to employment.

     B. Tenant shall decide which, if any, of the Hotel's employees shall reside at the Hotel, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without the prior joint approval of Landlord and Tenant except in accordance with the usual practices of the hotel and travel industry.

     C. All employees who are responsible for the handling of rentals to be paid to Landlord pursuant to Article V hereof, shall be under a blanket fidelity bond in a company reasonably acceptable to Landlord and Tenant.


                              END OF ARTICLE XIV

                                  ARTICLE XV

                     DAMAGE, CONDEMNATION AND FORCE MAJEURE
                     --------------------------------------


     15.01 Damage and Repair
           -----------------

     A. If, during the term hereof, the Hotel is damaged or destroyed by fire, casualty or other cause, Landlord shall, within thirty (30) days of such damage or destruction, either (i) elect to repair or replace the damaged or destroyed portion of the Hotel at its cost and expense and with all due diligence, or (ii) if the cost and expense to repair or replace such damage or destruction is greater than Five Million Dollars ($5,000,000) as indexed by The Consumer Price Index with January 1, 1987 as the base index, or is in excess of the corresponding insurance proceeds, elect to terminate this Lease; provided, however, in the event Landlord elects to terminate the Lease, Landlord shall promptly pay to Tenant an amount representing the present value of the portion of the Operating Profit which would have been retained by Tenant calculated to the end of the term of the Lease including Renewal Terms; provided, however, in no event shall such amount exceed the fair market value of any assets of Landlord (including but not limited to the value of the improvements and the assets of the general partner(s), if any) and any insurance proceeds received by Landlord on account of such damage or destruction. In the event Landlord and Tenant cannot agree on such amount within thirty (30) days of

Tenant's receipt of such notice of election to terminate by Landlord, such amount shall be determined by arbitration in accordance with Section 20.01.

     B. In the event damage or destruction to the Hotel from any cause materially and adversely affects (in Tenant's reasonable business judgment) the operation of the Hotel, and (regardless of whether Landlord elects to repair or replace said damaged or destroyed portion of the Hotel under Section 15.01 A) Landlord fails to commence and complete the repairing or replacement of the same with reasonable diligence so that the Hotel shall be substantially the same as it was prior to such damage or destruction, Tenant may elect to terminate this Lease upon sixty (60) days' written notice to Landlord, in which event Landlord shall pay to Tenant an amount representing the present value of the Lease to Tenant calculated in accordance with Section 15.01 A.



     15.02 Condemnation
           ------------

     A. In the event (i) all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or by agreement with those authorized to exercise such a right under threat thereof, or (ii) a portion of the Hotel shall be so taken and Tenant reasonably determines that such taking renders it impracticable to continue the operation of the Hotel, this Lease shall terminate as of the date on which the condemning authority assumes possession, and any award for the loss of the Hotel to which either Landlord or Tenant shall be entitled shall be fairly and equitably apportioned between Landlord and Tenant (taking into consideration Tenant's leasehold interest under this Lease, and Landlord's ownership of the Hotel and the Site) in accordance with their respective interests. In the event Landlord and Tenant are unable to agree on a fair and equitable apportionment within thirty (30) days of notice of the amount of such award, the matter shall be decided by arbitration in accordance with Section 20.01.

     B. In the event a portion of the Hotel shall be taken by any of the events described in Section 15.02 A, but Tenant reasonably determines that it is practicable (on the assumption that the necessary repairs or replacements, if any, are implemented within a reasonable time) to continue to operate the Hotel, this Lease shall not terminate. In such event, the award for any such partial taking or condemnation shall be made available to Landlord to the extent necessary to implement whatever repairs or replacements are necessary to render the Hotel substantially equivalent to its condition prior to such taking. The balance of such award, if any, shall be fairly and equitably apportioned between Landlord and Tenant (taking into consideration Tenant's leasehold interest under this Lease, and Landlord's ownership of the Hotel and the Site) in accordance with their respective interests. In the event Landlord and Tenant are unable to agree on a fair and equitable apportionment within thirty (30) days of notice of the amount of such award, the matter shall be decided by arbitration in accordance with Section 20.01. Notwithstanding the foregoing, if the estimated cost of such repairs is greater than Five Million Dollars ($5,000,000) as indexed by the Consumer Price Index (with January 1, 1987 as the base index), or in excess of the amount of corresponding insurance proceeds, Landlord, at its option, within thirty (30) days of the date of such taking, may elect to terminate the Lease upon sixty (60) days' written notice to Tenant, in which event Landlord shall promptly pay to Tenant the present value of the portion of the Operating Profit which would have been retained by the Tenant calculated in accordance with Section 15.01 A.

     C. If the temporary use or occupancy of all or any portion of the Hotel shall be taken in any eminent domain, condemnation, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or by agreement with those authorized to exercise such a right under threat thereof, this Lease shall not terminate. In such event, Tenant shall be entitled to receive the entirety of any award or payment made for such temporary use or occupancy, and such amount shall be included in Gross Revenues.

     D. There shall be no abatement of any rental due hereunder as a result of any partial or temporary taking or condemnation pursuant to subsections B or C above, provided that in the event of such a partial taking or condemnation, if the Hotel cannot be restored to a substantially equivalent condition as it existed prior to such event, and if the amount of the debt service on the First Mortgage is not proportionately reduced, Tenant's obligation to pay Minimum Rental pursuant to Section 5.01 B and Adjusted Rental pursuant to Section 5.01 D shall be reduced accordingly relative to the taken portion.



     15.03 Force Majeure
           -------------

     Provided that the specific provisions of this Lease regarding (i) damage or destruction, (ii) condemnation and (iii) withdrawal or revocation of licenses or permits shall govern exclusively with respect to those specific matters, if acts of God, acts of war, civil disturbance or governmental action shall, in Tenant's reasonable business judgment, make continued operation of the Hotel impracticable for more than a temporary period, then Tenant shall be entitled to terminate this Lease upon sixty (60) days' written notice to Landlord.



     15.04 Damage, Condemnation and Force Majeure Under the First Mortgage
           ---------------------------------------------------------------

     Notwithstanding any other provision of this Article XV, (i) for so long as the First Mortgage shall remain in place, the provisions on damage, condemnation and force majeure contained in the First Mortgage shall take precedence over this Article XV and (ii) for so long as the lender under the First Mortgage shall have any interest in the Hotel, whether as landlord under this Lease, as a mortgagee or otherwise,

Tenant shall not be entitled to receive any amounts representing the present value of the portion of the Operating Profit which would have been retained by the Tenant prior to receipt by the lender under the First Mortgage of all amounts outstanding under the First Mortgage or amounts which would have been outstanding under the First Mortgage had no foreclosure of the First Mortgage occurred or a deed in lieu of foreclosure been accepted by such lender.



                                END OF ARTICLE XV

                                  ARTICLE XVI

                                   DEFAULTS
                                   --------


     16.01 Defaults
           --------

     The following shall constitute events of default to the extent permitted by law:

     A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party;

     B. The consent by either party to an involuntary petition in bankruptcy, or the admission in writing by either party of its inability to pay its debts, or the failure to vacate (within ninety (90) days from the date of entry thereof) any order approving an involuntary petition against either party;

     C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree continuing unstayed and in effect for any period of ninety (90) days;

     D. The appointment of a receiver for all or any substantial portion of the property of either party if such appointment has not been withdrawn or vacated within ninety (90) days of the issuance thereof;

     E. The failure of either party to make any payment which is due and payable hereunder within twenty (20) days after written notice thereof from the other party;

     F. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Lease, and the continuance of such default for a period of thirty (30) days after notice of said failure.

     Upon the occurrence of any of such events of default, the non-defaulting party may give to the defaulting party notice of intention to terminate this Lease for default after the expiration of a period of thirty (30) days from the date of such notice, and if the default has not been cured on or before the expiration of such period, this Lease shall terminate. If, however, upon receipt of such notice, the defaulting party shall (if such default is not susceptible of being cured within thirty (30) days) promptly commence to cure the default, and shall thereafter diligently pursue such efforts to completion, then such notice shall be of no force and effect. The provision of the immediately preceding sentence shall not apply to subsections A through E of Section
16.01.


     16.02 Remedies Cumulative
           -------------------

     The rights granted hereunder shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable provisions of law.

                               END OF ARTICLE XVI

                                  ARTICLE XVII

                           WAIVER; PARTIAL INVALIDITY
                           --------------------------


     17.01 Waiver
           ------

     The failure of either party to insist upon a strict performance of any of the terms or provisions of this Lease or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.



     17.02 Partial Invalidity
           ------------------

     In the event that any portion of this Lease shall be declared invalid by order, decree or judgment of a court, or governmental agency having jurisdiction, this Lease shall be construed as if such portion had not been inserted herein, except when such construction would operate as an undue hardship on Tenant or Landlord or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Lease.

                               END OF ARTICLE XVII

                                  ARTICLE XVIII

                                   ASSIGNMENT
                                   ----------


     18.01 Assignment
           ----------

     Neither party shall assign or transfer or permit the assignment or transfer of this Lease without the prior written consent of the other party, except as follows:

     A. Landlord shall have the right to assign or transfer its interest in this Lease without such consent in connection with a sale of the Hotel pursuant to
Section 19.01;

     B. Landlord shall have the right to assign or transfer its interest in this Lease without such consent as collateral security with respect to the financing evidenced by any mortgage, deeds of trust or similar security instrument; provided, however, (except with regard to the First Mortgage) any such mortgage, deed of trust or security instrument will contain a provision reasonably acceptable to Tenant's counsel that the Lease will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under any such mortgage, deed of trust or security instrument. Under such circumstances, Tenant is obligated to comply with the provisions of'
Section 18.02(vi) of this Agreement;

     C. Provided that Tenant remains liable under all of the provisions hereof, Tenant shall have the right to transfer or assign its interest in this Lease without such consent to any affiliates controlling or controlled by Marriott Corporation, including a partnership in which Marriott Corporation or any affiliate controlling or controlled by it is a general partner. For the purposes of this Section 18.01 C, an affiliate shall be deemed controlling or controlled by Marriott Corporation if Marriott Corporation, through one or more controlled intermediaries, owns or controls a minimum of fifty--one percent (51%) of the voting interests in such affiliate; and

     D. Tenant shall have the right to transfer or assign its interest in this Lease without such consent in connection with a merger, consolidation, or sale of all or substantially all of the assets of Marriott Corporation.

     Any permitted transfer or assignment pursuant to the foregoing provisions shall be effective only upon an assumption by the assignee of all of the assignor's duties under this Lease. In the event of consent by either party to an assignment of this Lease by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Lease. Any permitted assignment by either Landlord or Tenant of its interest in this lease, and the assumption by the assignee of the assignor's duties under this Lease, shall relieve Landlord or Tenant (except in the event of an assignment under subsection C, above), as the case may be, their respective obligations under this Lease arising or accruing after the effective date of such assignment, and shall inure to the benefit of, and be binding upon, their respective successors or assigns.

        18.02  Subordination
               -------------

        Tenant shall, on request of the Landlord or any lender or lenders under the First Mortgage, or on request of any such lender or lenders under the First Mortgage in a refinancing or on request of any lender, or lenders under a second mortgage, enter into such supplemental agreements as may obligate Tenant to (i) provide such lenders with notice of any default by Landlord hereunder and thereafter permit such lenders to effect a cure thereof within a reasonable period; (ii) supply such lender with copies of any notices or other communications contemplated by this Lease from Tenant to Landlord; (iii) postpone termination of this Lease in the event of a default by Landlord for so long as the lender under the First Mortgage shall have commenced to cure any such default or, if possession of the Hotel is required to effect such cure or such default is not susceptible to cure, for so long as the lender under the First Mortgage in good faith shall notify Tenant that it intends to institute foreclosure proceedings and thereafter for so long as such proceedings shall have been instituted and prosecuted with reasonable diligence; (iv) in the event of a termination of this Lease, offer to enter into a new lease with the lender under the First Mortgage upon the same terms and conditions as this Lease, except that the lender under the First Mortgage shall have the right to assign this Lease without Tenant's consent, the right of first refusal referred to in Article XIX of the Lease shall not be applicable to such assignment by the lender under the First Mortgage and the covenants referred to in Sections 3.02 and 3.03 of this Lease shall not apply to the lender under the First Mortgage; (v) subordinate the Tenant's interest in this Lease to the rights of such lenders upon foreclosure of any mortgage, deed of trust, security agreement or like instrument against the Hotel or by a deed in lieu of foreclosure; and (vi) attorn to and recognize such lender or its assignee as being the Landlord hereunder upon conveyance of title to the Hotel to such lender or assignee, whether such conveyance is upon foreclosure of a mortgage, deed of trust, security agreement or like instrument or by a deed in lieu of foreclosure.

        18.03  Transfer of Hotel to Lender under First Mortgage
               ------------------------------------------------

        In the event of a transfer of the Hotel from Landlord to lender under the First Mortgage or a purchaser, including such lender under the First Mortgage, at foreclosure or by deed in lieu of foreclosure, then such transferee shall have no personal liability to Tenant under this Lease, and the only recourse of Tenant shall be to the extent of the interest of such transferee in the Hotel.

                             END OF ARTICLE XVIII

                                  ARTICLE XIX

                                 SALE OF HOTEL
                                 -------------

        19.01  Right of First Refusal
               ----------------------

        A. If Landlord receives a bona fide written offer to purchase the Hotel and desires to accept such offer, Landlord shall give written notice thereof to Tenant stating the name of the prospective purchaser, the price and the terms and conditions of such proposed sale, together with all other information requested by Tenant and reasonably available to Landlord. Within thirty (30) days after the date of receipt of Landlord's written notice and such other information, Tenant shall elect, by written notice to Landlord, one of the following alternatives:

           1. To purchase the Hotel at the same price and upon the same terms and conditions as those set forth in the written notice from Landlord to Tenant or upon other terms acceptable to Landlord, in which event Landlord and Tenant shall promptly enter into an agreement for such sale and shall finalize the same within sixty (60) days of the date of Tenant's election.

           2. To consent to such sale and to the assignment of the Lease to such purchaser, provided that concurrently with the finalization thereof the purchaser shall, by appropriate instrument in form satisfactory to Tenant, assume all of Landlord's obligations hereunder and provided that such sale must be finalized within one hundred eighty (180) days following the receipt of written notice from Landlord give pursuant to Section 19.01 A. Consent by Tenant shall not relieve Landlord from its obligations under the Lease for any acts or omissions of Landlord prior to such approved sale and assignment. An executed copy of such assumption agreement shall be delivered to Tenant.

           3. To terminate the Lease by written notice to Landlord, which notice will set an effective date for such Termination not earlier than thirty (30) days, nor more than sixty (60) days, following the date of the giving of such notice. Landlord or Tenant shall have the right to change such effective date of Termination to coincide with the date of the finalization of the proposed sale. Said notice of Termination shall not be effective if such sale is not finalized. Notwithstanding the foregoing, Tenant agrees that if the proposed purchaser, in the reasonable opinion of Tenant, (i) is financially responsible and has sufficient assets to fulfill the obligations of Landlord hereunder, and (ii) is not a party which has itself been connected with, or is either controlled by persons known to be engaged in, criminal activities, or known as an associate or agent of criminals, and (iii) does not directly or indirectly operate or manage hotels or restaurants in competition with Tenant or Marriott Corporation or their affiliates, Tenant shall not exercise its right to terminate the Lease pursuant to this

Section 19.01 A 3 and shall be deemed to have consented to the proposed sale or assignment pursuant to Section 19.01 A 2.

           B. If Tenant shall fail to elect any of the above alternatives within said thirty (30) day period as set forth in the first paragraph of Section 19.01 A above, the same shall be conclusively deemed to constitute an election and consent under subsection 2 above, and the provisions thereof shall prevail as if Tenant had consented in writing thereto. Any proposed sale of which notice has been given by Landlord to Tenant hereunder must be finalized within one hundred eighty (180) days following the giving of such notice, unless Tenant has exercised its option under subsection 1 above to purchase the Hotel. Failing such finalization, such notice, and any response thereto given by Tenant, shall be null and void and all of the provisions of Section 19.01 A must again be complied with before Landlord shall have the right to finalize a sale of the Hotel upon the terms contained in said notice, or otherwise.

           C. The provisions of this Section 19.01 will not apply to the lender of the First Mortgage in the event of a foreclosure or foreclosure sale (or deed in lieu of foreclosure) of the First Mortgage or to the Landlord if the lender of the First Mortgage has an economic interest as a lender in the Hotel or the Premises.

           D. In the event Landlord or an assignee of Landlord disposes of the Hotel, the Landlord or assignee shall pay to the Tenant from the proceeds of such sale an amount equal to the sum of Additional Rental, less reductions thereof pursuant to Section 5.01 E of the Lease, outstanding as of the date of disposition; provided that the amount of such payment shall not exceed the amount of the gross selling price of the Hotel reduced by (i) expenses of the sale, (ii) repayments of any debt secured by the Hotel and any third party debts of the Landlord or the assignee of Landlord, (iii) repayment of all loans to any assignee of Landlord from Marriott Corporation or any of its affiliates, (iv) an amount on the date of disposition equal to the cumulative paid-in capital of the partners of an assignee of Landlord, if the assignee is a partnership, over cumulative distributions to such partners of sale and refinancing proceeds of such partnership ("Invested Capital"), (v) an amount equal to an annual 12% cumulative return to the limited partners of an assignee of Landlord, if the assignee is a partnership on their Invested Capital to the extent not previously received from cash available for distribution from operations of Landlord, but not from sale or refinancing proceeds. Such payment, if any, will be applied to reduce the then outstanding cumulative Additional Rentals.

                              END OF ARTICLE XIX

                                  ARTICLE XX

                                  ARBITRATION
                                  -----------


        20.01  Arbitration
               -----------

        (a) In the event of a dispute between Landlord and Tenant with respect to any issue of fact specifically mentioned herein as a matter to be decided by arbitration, such dispute shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

        (b) Landlord and Tenant shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in the State of New Jersey in a calling connected with the subject matter of the dispute within thirty (30) days of notice by either party of such party's election to seek arbitration in accordance with the provisions of this
Section 20.01. Such appointment shall be signed in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either Landlord or Tenant shall fail to appoint an arbitrator, as aforesaid, for a period of twenty
(20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

        (c) The decision of the arbitrators shall be by majority vote and shall be rendered within thirty (30) days after appointment of the third arbitrator, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered each to Landlord and Tenant. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining. Nothing herein shall be deemed to grant such arbitrators authority to modify or amend the Lease.

                               END OF ARTICLE XX

                                  ARTICLE XXI

                                 MISCELLANEOUS
                                 -------------

        21.01  Right to Make Lease
               -------------------

        Each party warrants, with respect to itself, that neither the execution of this Lease, nor the finalization of the transactions contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Lease and any extensions thereof, the full right to enter into this Lease and perform its obligations hereunder.

        21.02  Consents
               --------

        Except as otherwise specifically restricted or limited, wherever in this Lease the consent or approval of Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, shall be without charge, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval.

        21.03  Lessor and Lessee
               -----------------

        The relationship of Landlord and Tenant shall be that of lessor and lessee, and nothing contained in this Lease shall be construed to create a partnership or joint venture between them or their successors in interest.

        21.04  Applicable Law
               --------------

        This Lease shall be construed under and shall be governed by the laws of the State of New Jersey.

        21.05  Recordation
               -----------

        At the request of either party, the parties shall execute an appropriate memorandum of this Lease in recordable form and cause the same to be recorded in the jurisdiction where the Hotel is located. Any cost of such recordation shall be initially borne by Landlord, reimbursed to Landlord from Gross Revenues, and treated as a Deduction.

        21.06  Headings
               --------

        The headings of the Articles and Sections herein are inserted only for convenience and are in no way to be construed as limitations on the scope of the particular Article or Section to which they refer.

        21.07  Certificates
               ------------

        Either party, upon request of the other party, without charge, shall deliver a written instrument to the requesting party or to any other party designated by the requesting party, duly executed and acknowledged, certifying:

        A. That this Lease is unmodified and in full force and effect, or, if there is any modification then in effect or any existing modification that will become effective thereafter, stating such modification and stating that this Lease is in full force and effect as modified;

        B. Whether or not there are any defaults hereunder known to such party or existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of the Lease, and, if so, specifying the same; and

        C. The dates to which any stated amounts of rent, additional rental and/or other charges hereunder have been paid.

        The giving of any such certificate shall not preclude Landlord or Tenant from thereafter asserting any existing default of which such party did not have actual knowledge on the date of the making of such certificate.

        21.08  Notices
               -------

        Notices, statements and other communications to be given under the terms of this Lease shall be in writing and delivered by hand against receipt or sent by certified or registered mail, return receipt requested, as follows:

        To Landlord:                       Marriott Corporation
                                           10400 Fernwood Road
                                           Bethesda, Maryland 20058
                                           Attn: Law Department

        To Tenant:                         Marriott Hotel Services, Inc.
                                           c/o Marriott Corporation
                                           10400 Fernwood Road
                                           Bethesda, Maryland 20058
                                           Attn: Law Department

or to such other address as from time to time may be designated by proper notice given by the party to whom addressed. All such notices which are sent by certified or registered mail, postage prepaid, shall be deemed served in the fifth (5th) business day after being posted.

        21.09  Entire Agreement
               ----------------

        This Lease, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Lease, constitutes the entire agreement between the parties, supersedes all prior understandings and writings relating specifically to the subject matter hereof, and may be changed only by a writing signed by the parties hereto.

        21.10  Termination
               -----------

        In the event of a Termination of this Lease, the following events shall occur:

        A. Tenant shall, as of the date of Termination, surrender the Hotel, the Site and Fixed Asset Supplies (but not the Working Capital and Inventories) to Landlord, in the condition the property is in as of such date, subject to Tenant's obligations to maintain the property as set forth in Sections 8.01 and
8.02 hereof

        B. Tenant shall be obligated to deliver to Landlord certain Fixed Asset Supplies in accordance with Sections 7.02 and 10.02.

        C. All items of income and expense will be prorated as of the date of Termination, and a final accounting pertaining to operations of the Hotel prior to said date will be prepared by Tenant and delivered to Landlord within sixty
(60) days after the date of Termination, all adjustments to be made and paid simultaneously with the delivery of said accounting.

        D. All contracts pertaining to the operations of the Hotel will be assigned to Landlord and assumed by Landlord.

        E. To the extent legally possible, all licenses and permits required for the operation of the Hotel will be assigned to Landlord.

        F. Tenant will deliver all books and records pertaining to the operation of the Hotel to Landlord. Landlord agrees that Tenant will have reasonable access (including the right to make copies, at its expense) to such books and records after Termination.

        G. Tenant will transfer to Landlord all advance reservations and any deposits made with respect thereto. Tenant agrees that it will not attempt to transfer any reservations made at the Hotel to any other hotels it operates; the foregoing will not affect Tenant's right to inform all parties making reservations for dates after Termination that the Hotel will no longer be operated as a Marriott Hotel after the date of Termination.

        H. Landlord and Tenant will undertake such other actions as are necessary and appropriate in connection with Termination of the Lease and the transfer of possession of the Hotel to Landlord.



        21.11  Brokers
               -------

        No real estate broker or agent has been a party to this transaction. Tenant shall hold Landlord harmless from and against the claim of any real estate broker or agent claiming to have acted on behalf of Tenant, and Landlord shall hold Tenant harmless from and against the claim of any other real estate broker or agent claiming to have acted on behalf of Landlord.



        21.12  Indemnification
               ---------------

        Landlord shall indemnify Tenant from and against all liabilities, claims, obligations, damages, costs and expenses as a result of a breach of this Agreement by Landlord. Likewise, Tenant shall indemnify Landlord from and against all liabilities, claims, obligations, damages, costs and expenses as a result of a breach of this Agreement by Tenant.

        21.13   Confidentiality
                ---------------

        The parties hereby agree that the matters set forth in this Lease are strictly confidential and each party will make every effort to ensure that such information is not disclosed to any outside persons or entities (including the press) without the consent of the other party.

        21.14   Landlord's Exculpation
                ----------------------

        It is expressly understood and agreed by Tenant or any other entity hereafter claiming an interest pursuant to this Lease that the liability of Landlord hereunder, including any partner, officer or director of Landlord, for damages or otherwise shall be limited to Landlord's interest in the Site, Hotel and this Lease and that no personal liability is assumed by nor shall be asserted or enforced against Landlord or any of its respective successors or assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized officers.

ATTEST:                                 MARRIOTT CORPORATION ("LANDLORD")


/s/ C.G. Townsend                       By /s/ David N. Chichester
-----------------------------              ------------------------
Assistant Secretary                        Vice President


                                        MARRIOTT HOTEL SERVICES, INC.
                                        ("TENANT")


/s/ C.G. Townsend                       By /s/ David N. Chichester
-----------------------------              ------------------------
Assistant Secretary

State of New York  )
                   ) ss.
County of New York )


     Be it remembered that on the 24th day of November, 1986, before me, the
                                  ----        --------
subscriber, a Notary Public authorized to take acknowledgments and proofs in said county and state, personally appeared Lionel Kennedy, to me known, who
                                           --------------
being by me duly sworn according to law, on his oath does depose and make proof to my satisfaction that he well knows the seal of MARRIOTT CORPORATION, the signatory in the foregoing instrument named; that the seal affixed to the said instrument is the corporate seal of the said corporation, that it was so affixed by virtue of authority from the board of directors of the said corporation; that David Chichester was at the time of the execution thereof the Vice President of
----------------
the said corporation; that he saw the said David Chichester as such Vice
                                           ----------------
President affix said seal thereto, sign and deliver said instrument, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of the said corporation, by virtue of such authority, and that this deponent signed his name thereto, at the same time, as a subscribing witness.

                                       /s/ Lionel Kennedy
                                       -------------------------------------
                                       Signature of witness

Subscribed and sworn to before me at New York, NY the day and year aforesaid.
                                     ------------

[NOTARY PUBLIC, STATE OF
NEW YORK STAMP APPEARS HERE]           /s/ Stephen L. Ganis
                                       -------------------------------------
                                       Notary Public
                                       State of New York

State of New York  )
                   ) ss.
County of New York )


     Be it remembered that on the 24th day of November, 1986, before me, the
                                  ----        --------
subscriber, a Notary Public authorized to take acknowledgments and proofs in said county and state, personally appeared Lionel Kennedy, to me known, who
                                           --------------
being by me duly sworn according to law, on his oath does depose and make proof to my satisfaction that he well knows the seal of MARRIOTT HOTEL SERVICES, INC., the signatory in the foregoing instrument named; that the seal affixed to the said instrument is the corporate seal of the said corporation, that it was so affixed by virtue of authority from the board of directors of the said corporation; that David Chichester was at the time of the execution thereof the
                  ----------------
Vice President of the said corporation; that he saw the said David Chichester
                                                             ----------------
as such Vice President affix said seal thereto, sign and deliver said instrument, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of the said corporation, by virtue of such authority, and that this deponent signed his name thereto, at the same time, as a subscribing witness.

                                       /s/ Lionel Kennedy
                                       -------------------------------------
                                       Signature of witness

Subscribed and sworn to before me at New York, NY the day and year aforesaid.
                                     ------------

[NOTARY PUBLIC, STATE OF
NEW YORK STAMP APPEARS HERE]           /s/ Stephen L. Ganis
                                       -------------------------------------
                                       Notary Public
                                       State of New York

                                   EXHIBIT A


All that tract or parcel of land and premises, situate, lying and being in the Township of Hanover, in the County of Morris and State of New Jersey, more particularly described as follows:

BEGINNING at a point in the present southwesterly side of New Jersey State Highway Route 10 at a point where the westerly line of the premises to be described and the easterly line now or formerly of Newark Milk and Cream Company intersects said sideline of Route 10 and running; thence

1. South 60(degrees) 59'12" East and along the side of Route 10, 774.32 feet to the corner of lands now or formerly of Melvin and Irene Wykoff, his wife; thence

2.  South 29(degrees) 00'48" West 178.12 feet; thence

3. Still along lands south 60(degrees) 59'12" East 211.0 feet to line of lands of Iron Investment Corp., et.als., lands along the same; thence

4.  The same South 12(degrees) 09'55" West 432.86 feet to a point;
     thence

5.  North 81(degrees) 54'29" West 181.92 feet to a point; thence

6. North 61(degrees) 11'56" West 760.78 feet to a point in line of lands of Newark Milk and Cream Company; thence

7. Along the same North 13(degrees) 45'24" East 684.30 feet to the point and place of BEGINNING.

BEING identified as tax lot 13 in block 1002 as shown on the tax map of the Township of Hanover.

Being the same property conveyed from H.T. Restaurant, Inc. to Marriott Corporation by Deed dated 7-22-83 and recorded 8-2-83 in the Morris Co. Clerk's Office in Deed Book 2682 page 930, excepting therefrom the lands conveyed from Marriott Corporation to the State of New Jersey, Department of Transportation, by Deed dated March 23, 1984 and recorded May 1, 1984 in Deed Book 2725 page 495 in the Morris County Clerk's Office.

                                   EXHIBIT B
                                   ---------


1. Easements as set forth in Deed Books 2764 page 738 2793 page 408; 2228 page 790; F31 page 134 and 071 page 70 X 30 page 580.

2.  Right of others in and to the natural flow of stream crossing premises.

3.  Lease Agreement as set forth in Deed Book 2796 page 830.

4.  Slope rights as set forth in Deed Book 2725 page 495.